Exhibit 99.1

FOR RELEASE

Perrigo to Acquire Leading Consumer Self-Care Company, HRA Pharma

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Transaction would complete Perrigo’s three-year transformation plan to become a global leader in consumer self-care; positions Perrigo to deliver top-tier net sales growth and double-digit EPS growth, with significant margin expansion.

•	Would add HRA’s focused portfolio of market leading, high growth OTC self-care brands in blister care, women’s health and scar care to Perrigo’s expert direct go-to-market platform.

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Acquisition of HRA for €1.8 billion, or approximately $2.1 billion(1), in cash would represent an enterprise value to expected 2022 adjusted EBITDA multiple of 18x. Adding anticipated synergies expected by 2023 on a pro forma basis, purchase price would represent an adjusted EBITDA multiple of less than 14x.

•	Would significantly strengthen Perrigo’s global footprint by adding scale in key European markets.

•	Overlap with existing geographies expected to provide significant and actionable operational synergies.

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Transaction is anticipated to accelerate results for both Consumer Self-Care segments and be immediately accretive to Perrigo, adding approximately €400 million in net sales and approximately $1.00 in adjusted EPS in FY 2023.

•	HRA’s seasoned leadership team will remain in place to minimize any business disruption from integration.

•	Conference call and webcast scheduled for today, September 8, 2021, at 8:30 A.M. EDT to discuss transaction.

(1)	Assumes euro/dollar exchange rate of €1.00/$1.19 as of September 7, 2021.

Dublin, Ireland – September 8, 2021 – Perrigo Company plc (NYSE, TASE: PRGO) (“Perrigo” or the “Company”) today announced that it has signed a binding offer to acquire Héra SAS (“HRA” or “HRA Pharma”), a leading global consumer self-care company, from funds affiliated with private equity firm Astorg and Goldman Sachs Asset Management. The transaction is valued at €1.8 billion, or approximately $2.1 billion in cash. HRA is one of the fastest growing over-the-counter (“OTC”) companies globally, with three category-leading self-care brands in blister care (Compeed®), women’s health (ellaOne®) and scar care (Mederma®). This scale acquisition would complete Perrigo’s transformation to a global leader in consumer self-care, bolster its presence in high-potential European markets and meaningfully improve its already strong operational and financial profile.

“Over the last two and one-half years, we have been on a journey to transform Perrigo into a focused and high-performing consumer self-care company, all while delivering a successful track record of well executed acquisitions and divestitures. The acquisition of HRA would be the crowning achievement in that transformation. With the addition of HRA and its talented leadership team, Perrigo would be a consumer self-care global leader that is poised to deliver top tier net sales growth and double-digit EPS growth in the near-term while concurrently expanding margins,” said Murray S. Kessler, CEO and President, Perrigo. “Importantly, HRA’s focused portfolio of fast-growing self-care brands, which are market share leaders in growing categories, would be accretive to Perrigo’s 3% revenue growth goal. And, HRA’s expertise in migrating products from prescription to OTC would represent even further upside. The complementary geographic footprint of HRA to that of Perrigo would allow for significant and actionable synergies. And it is the totality of these factors that makes the combination of Perrigo and HRA strategically and financially compelling. It’s literally a one-of-a-kind opportunity to simultaneously enhance our financial profile, while driving even greater value for consumers, shareholders and the communities in which we work and live.”

“I’m incredibly proud of the hard work of the HRA team, who have helped establish the company as a world-class organization – one positioned to embark on the next chapter of its journey as part of the Perrigo family,” said David Wright, CEO, HRA. “Perrigo is the ideal partner to continue growing these brands across the globe and into attractive adjacent categories, as we build on Perrigo’s platform and sizable product portfolio. We are excited about the opportunity to join the Perrigo team and with a shared vision and principles, deliver on the tremendous value opportunity of the combined business. As one of the world’s leading self-care companies, Perrigo is uniquely positioned to advance these brands for years to come.”

Strategic Highlights

The addition of HRA would strengthen Perrigo’s OTC self-care offerings and expand its portfolio with highly recognizable consumer brands in their respective categories, including:

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Compeed® – a well-known and trusted global OTC brand with leading market share that offers a wide variety of high-quality innovative solutions for preventing and treating blisters, bunions, calluses, corns and cracked heels, as well as its recent successful entry into cold sores as part of its strategy to expand into adjacencies including wound care;

•	ellaOne® – a women’s health OTC emergency contraception brand with leading market share, that is available without a prescription in 59 countries;

•	Mederma® – the leading U.S. OTC scar care brand with high-quality solutions for reducing the appearance of scars, stretch marks and cold sores.

Separately, approximately 15% of HRA’s net sales are derived from a rare disease portfolio of three leading prescription products.

HRA would also bring expertise and a successful track record in leading the switch of prescription-to-OTC women’s health products, evidenced by ellaOne® emergency contraception achieving OTC status in 59 countries. Of note, the HRA team recently received approval and launched Hana®, a once-daily OTC oral contraceptive in the U.K. This represents the first OTC approval of a daily oral contraceptive in the U.K.

This transaction would bolster Perrigo’s footprint in its European markets while adding scale to its operations in key underpenetrated European markets, providing significant opportunities for additional growth.

Financial Highlights

The transaction would enable Perrigo to deliver substantial value by improving its financial profile, including growth, margins, earnings and cash flow. It would also advance Perrigo’s long-term goal to align its growth profile at the high-end of the world’s top-tier consumer packaged goods companies.

HRA’s net sales growth is expected to be in the mid-teen percentage range, with an adjusted operating margin near 30%range.

Perrigo would plan to save more than €30 million annually by 2023 from unlocking meaningful operational synergies from this transaction. Perrigo would use its existing global infrastructure to achieve selling efficiencies, streamline logistical efforts and reduce overlapping fixed costs. These synergies, along with HRA’s strong market position and attractive financial profile, are anticipated to add approximately €400 million in net sales and $1.00 in adjusted EPS in FY 2023.

After thorough consideration of capital allocation alternatives, Perrigo believes this acquisition to be the most compelling use of its capital based on the return on investment, internal rate of return and net sales growth, margin and earnings accretion compared to other alternatives.

Transaction Terms

Perrigo has signed a binding offer to acquire HRA in a cash transaction valued at €1.8 billion, or approximately $2.1 billion, on a cash-free, debt-free basis. The agreement between Perrigo and the selling shareholders would be finalized following the information and consultation process with HRA’s Works Council in France then enabling the applicable selling shareholders to execute a put option granted by Perrigo. The proposed final transaction would close by the end of the first half of 2022, subject to the satisfaction of customary closing conditions, including regulatory approvals.

Perrigo would pay the purchase price using cash on hand at closing. In addition, Perrigo has full capacity available under its current credit facility and depending on market conditions, may also consider new debt financing. The closing of the acquisition would not be subject to a financing condition.

Perrigo Conference Call and Webcast

Perrigo will host a conference call and webcast today, September 8, 2021, at 8:30 A.M. EDT to discuss this transaction. The live conference call can be accessed via webcast to interested parties in the investor relations section of the Perrigo website at http://perrigo.investorroom.com/events-webcasts or by phone at 888-317-6003, International 412-317-6061, and reference ID # 4920640. A taped replay of the call will be available beginning at approximately 12:00 P.M. (EDT) September 8, 2021, until midnight September 15, 2021. To listen to the replay, dial 877-344-7529, International 412-317-0088, and use access code10160053.

Advisors

Centerview Partners is serving as financial advisor to Perrigo. Wachtell, Lipton, Rosen & Katz and Darrois Villey Maillot Brochier are serving as its legal counsel.

Sawaya Partners, Goldman Sachs Investment Banking Division and Rothschild & Co. are serving as financial advisors to the selling shareholders. Latham & Watkins, LLP is serving as the selling shareholders’ legal counsel and Dechert LLP is serving as counsel to HRA management.

About Perrigo

Perrigo Company plc (NYSE; TASE: PRGO) is a leading provider of Quality, Affordable Self-Care Products and over-the-counter (OTC) health and wellness solutions that enhance individual well-being by empowering consumers to proactively prevent or treat conditions that can be self-managed. Led by its consumer self-care strategy, Perrigo is the largest store brand OTC player in the U.S. in the categories in which it competes through more than 9,000 SKUs under customer ‘own brand’ labels. Additionally, Perrigo is a Top 10 OTC company by revenue in Europe, where it markets more than 200 branded OTC products throughout 28 countries. Visit Perrigo online at www.perrigo.com.

About HRA Pharma

HRA is a fast growing, innovative consumer healthcare company, empowering people throughout the world to improve their lives by developing accessible, value added, self-care solutions. The brand portfolio has continued to grow with a range of high-quality products in the area of consumer healthcare with a short and impressive timeframe.

Historically centered on women’s health, the company has continued to grow and has now become the European leader in emergency contraception. Its focus on Rx-to-OTC switches has seen the company grow in both strength and brand by being agile and innovative in its approach. HRA is committed to bringing a range of innovative products and services to market, particularly in areas of unmet customer needs. Headquartered in Paris, France with subsidiaries across Western Europe and a global network of local partners covering over 90 countries, the company has a proven structure, the skills and experience to capture new consumer healthcare businesses and deliver high quality brands on a global scale. Visit: www.hra-pharma.com for more information.

About Astorg

Astorg is a global private equity firm with over €13 billion of assets under management. We work with entrepreneurs and management teams to acquire market leading global companies headquartered in Europe or the US, providing them with the strategic guidance, governance and capital they need to achieve their growth goals. Astorg enjoys a distinct entrepreneurial culture, a long-term shareholder perspective and a lean decision-making body. Astorg has valuable industry expertise in healthcare, software, technology, business services and technology-based industrial companies. Astorg has offices in London, Paris, New York, Frankfurt, Milan and Luxembourg. For more information about Astorg: www.astorg.com. Follow Astorg on LinkedIn.

About Goldman Sachs Asset Management

Bringing together traditional and alternative investments, Goldman Sachs Asset Management provides clients around the world with a dedicated partnership and focus on long-term performance. As the primary investing area within Goldman Sachs (NYSE: GS), we deliver investment and advisory services for the world’s leading institutions, financial advisors and individuals, drawing from our deeply connected global network and tailored expert insights, across every region and market—overseeing more than $2 trillion in assets under supervision worldwide as of June 30, 2021. Driven by a passion for our clients’ performance, we seek to build long-term relationships based on conviction, sustainable outcomes, and shared success over time. Goldman Sachs Asset Management invests in the full spectrum of alternatives, including private equity, growth equity, private credit, real estate and infrastructure. Established in 1986, the Private Equity business within Goldman Sachs Asset Management has invested over $75 billion since inception. We combine our global network of relationships, our unique insight across markets, industries and regions, and the worldwide resources of Goldman Sachs to build businesses and accelerate value creation across our portfolios. For more information about Goldman Sachs, please visit: www.goldmansachs.com. Follow Goldman Sachs Asset Management on LinkedIn.

Perrigo Forward-Looking Statements

Certain statements in this press release are “forward-looking statements.” These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “forecast,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “poised,” “predict,” “potential” or the negative of those terms or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control, including: the effect of the novel coronavirus (COVID-19) pandemic and the associated supply chain impacts on the Company’s business; general economic, credit, and market conditions; future impairment charges; customer acceptance of new products; competition from other industry participants, some of whom have greater marketing resources or larger market shares in certain product categories than the Company does; pricing pressures from customers and consumers; resolution of uncertain tax positions, including the Company’s appeal of the Notice of Assessment (the “NoA”) issued by the Irish tax authority and the draft and final Notices of Proposed Assessment (“NOPAs”) issued by the U.S. Internal Revenue Service and the impact that an adverse result in any such proceedings would have on operating results, cash flows, and liquidity; pending and potential third-party claims and litigation, including litigation relating to the Company’s restatement of previously-filed financial information and litigation relating to uncertain tax positions, including the NoA and the NOPAs; potential impacts of ongoing or future government investigations and regulatory initiatives; potential costs and reputational impact of product recalls or sales halts; the impact of tax reform legislation and healthcare policy; the timing, amount and cost of any share repurchases; fluctuations in currency exchange rates and interest rates; the success of the sale of the Rx business, including the ability to achieve the expected benefits thereof and the risk that potential costs or liabilities incurred or retained in connection with the transaction may exceed the Company’s estimates or adversely affect the Company’s business or operations; the consummation and success of the proposed acquisition of HRA and the ability to achieve the expected benefits thereof, including the risk that the works council consultation process is lengthier than anticipated, the risk that the parties fail to obtain the required regulatory approvals or to fulfill the other conditions to closing on the expected timeframe or at all, the occurrence of any other event, change or circumstance that could delay the transaction or result in the termination of the put option agreement or securities sale agreement or the risks that Company’s synergy estimates are inaccurate or that the Company faces higher than anticipated integration or other costs in connection with the proposed acquisition; the consummation and success of other announced acquisitions or dispositions, and the Company’s ability to realize the desired benefits thereof; and the Company’s ability to execute and achieve the desired benefits of announced cost-reduction efforts and strategic and other initiatives. An adverse result with respect to the Company’s appeal of any material outstanding tax assessments or pending litigation, including securities or drug pricing matters, could ultimately require the use of corporate assets to pay such assessments, damages from third-party claims, and related interest and/or penalties, and any such use of corporate assets would limit the assets available for other corporate purposes. These and other important factors, including those discussed under “Risk Factors” in the Company’s Form 10-K for the year ended December 31, 2020, as well as the Company’s subsequent filings with the United States Securities and Exchange Commission (“SEC”), may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements in this press release are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Measures

This press release contains certain non-GAAP measures. A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance that excludes or includes amounts different from the most directly comparable measure calculated and presented in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) in the statements of operations, balance sheets or statements of cash flows of the Company. Pursuant to the requirements of the SEC, the Company has provided reconciliations to the most directly comparable U.S. GAAP measures for the following non-GAAP financial measures referred to in this press release:

•	adjusted EPS.

These non-GAAP financial measures should be considered as supplements to the GAAP reported measures, should not be considered replacements for, or superior to the GAAP measures and may not be comparable to similarly named measures used by other companies.

The Company provides non-GAAP financial measures as additional information that it believes is useful to investors and analysts in evaluating the performance of the Company’s ongoing operating trends, facilitating comparability between periods and, where applicable, with companies in similar industries and assessing the Company’s prospects for future performance. These non-GAAP financial measures exclude items, such as impairment charges, restructuring charges, and acquisition and integration-related charges, that by their nature affect comparability of operational performance or that we believe obscure underlying business operational trends. The intangible asset amortization excluded from these non-GAAP financial measure represents the entire amount recorded within the Company’s GAAP financial statements and is excluded because the amortization, unlike the related revenue, is not affected by operations of any particular period unless an intangible asset becomes impaired or the estimated useful life of an intangible asset is revised. The revenue generated by the associated intangible assets has not been excluded from the related non-GAAP financial measure. The non-GAAP measures the Company provides are consistent with how management analyzes and assesses the operating performance of the Company, and disclosing them provides investor insight into management’s view of the business. Management uses these adjusted financial measures for planning and forecasting in future periods, and evaluating segment and overall operating performance. In addition, management uses certain of the profit measures as factors in determining compensation.

Non-GAAP measures related to profit measurements, which include adjusted EPS, are useful to investors as they provide them with supplemental information to enhance their understanding of the Company’s underlying business performance and trends, and enhance the ability of investors and analysts to compare the Company’s period-to-period financial results. The Company believes these supplemental financial measures provide investors with consistency in financial reporting, enabling meaningful comparisons of past, present and future underlying operating results, and also facilitate analysis of the Company’s operating performance and acquisition and divestiture trends.

As it relates to the projected impact of the acquisition on adjusted earnings per share in FY 2023, the Company has not provided a reconciliation to diluted earnings per share as presented herein because it is unable to determine the ultimate outcome of certain significant items necessary to calculate such measures without unreasonable effort. These items include, but are not limited to, certain non-recurring items that are uncertain, depend on various factors, and could have a material impact on the U.S. GAAP reported results for the guidance period.

Perrigo Contact

Bradley Joseph, Vice President, Global Investor Relations & Corporate Communications, (269) 686-3373, E-mail: bradley.joseph@perrigo.com

Nicholas Gallagher, Manager, Global Investor Relations & Corporate Communications, (269) 686-3238, E-mail: nicholas.gallagher@perrigo.com

Blake Sonnenshein, Raul Damas, Brunswick Group, (212) 333-3810, E-mail: perrigo@brunswickgroup.com